EXHIBIT 10.64


                    AMENDMENT TO BUSINESS FINANCING AGREEMENT
                      AND AGREEMENT FOR WHOLESALE FINANCING

         This Amendment is made to (i) that certain Business Financing Agreement executed on the 21st day of April, 1998, between Capital Associates Technology Group, Inc. ("Dealer") and Deutsche Financial Services Corporation ("DFS"), as amended ("BFA") and (ii) that certain Agreement for Wholesale Financing between Dealer and DFS dated July 15, 1991, as amended ("AWF").

         FOR VALUE RECEIVED, DFS and Dealer agree as follows:

         1. Section 2.1 of the BFA is hereby amended in its entirety to read as follows:

                  "2.1 Accounts Receivable Facility. Subject to the terms of this Agreement, DFS agrees to provide to Dealer an Accounts Receivable Facility of Six Million Dollars ($6,000,000.00); provided, however, that at no time will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with DFS exceed, in the aggregate, Six Million Dollars ($6,000,000.00). DFS' decision to advance funds will not be binding until the funds are actually advanced."

         In addition, subject to the terms of the AWF, DFS agrees to provide to Dealer an inventory floorplan credit facility of Six Million Dollars ($6,000,000.00); provided, however, that at no time will the principal amount outstanding under Dealer's inventory floorplan credit facility with DFS and Dealer's Accounts Receivable Facility exceed, in the aggregate Six Million Dollars ($6,000,000.00). DFS' decision to advance funds will not be binding until the funds are actually advanced.

         All other terms and provisions of the BFA and AWF, to the extent consistent with the foregoing, are hereby ratified and will remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, Dealer and DFS have executed this Amendment on this ____ day of June 1 , 1998.


                                       CAPITAL ASSOCIATES TECHNOLOGY GROUP, INC.


                                       By: /s/Anthony M. DiPaolo
                                           ---------------------

                                       Title:  Senior Vice President
                                               ---------------------


                                       DEUTSCHE FINANCIAL SERVICES CORPORATION

                                       By:  /s/John Rowntree
                                            ----------------

                                       Title:  Credit Manager
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